SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 22, 2008

CRYO-CELL INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

700 Brooker Creek Blvd., Suite 1800

Oldsmar, Florida 34677

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (813) 749-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2008, the Delaware Court of Chancery issued an order in a case brought by David Portnoy, a stockholder of the Company, challenging the election results of the annual meeting of stockholders held on July 16, 2007. The description of the order in the press release attached as Exhibit 99.1 is incorporated herein by reference. The court ordered the Company to hold a new election of directors at a special stockholders meeting to be held on March 4, 2008, commencing at 3:00 p.m., EST. The record date for the purpose of determining stockholders entitled to notice of and to vote at the special meeting is January 18, 2008. The directors who sat on the Cryo-Cell Board of Directors prior to the 2007 annual meeting will continue in office until the special meeting of stockholders is held.

Item 8.01.	Other Events.

On January 22, 2008, Cryo-Cell International, Inc. issued a press release regarding an order issued by the Delaware Court of Chancery. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits

99.1	Cryo-Cell International, Inc. Press Release dated January 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.
(REGISTRANT)

Date: January 22, 2008	By:	/s/ Jill M. Taymans
JILL M. TAYMANS, Chief Financial Officer